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Exhibit 5.1

October 22, 2012

Virtusa Corporation
2000 West Park Drive
Westborough, MA 01581

        Re: Common Stock Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to $100,000,000 in aggregate offering price of shares (the "Primary Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Virtusa Corporation, a Delaware corporation (the "Company") to be sold by the Company at a future date or dates, and up to 500,000 shares of the Company's common stock (the "Selling Stockholder Shares"), which were issued and outstanding (or will be issued upon exercise or vesting of securities that were issued and outstanding) prior to the initial filing of the Registration Statement, for sale by certain stockholders of the Company from time to time. The Registration Statement provides that shares of Common Stock may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

        We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

        The opinion set forth below is limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law), and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or "blue sky" laws, or (ii) state or federal antitrust laws.

        For purposes of the opinion set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Primary Shares offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of such stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company's certificate of incorporation, as then in effect (the "Charter").

        For purposes of the opinion set forth below, we refer to (a) the authorization by the Company of the amount, terms and issuance of the Primary Shares (the "Authorization") and (b) the issuance of the Primary Shares in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which is not less than the par value of such shares) to be paid therefor in accordance with the Authorization as the "Future Authorization and Issuance" of the Primary Shares.

Virtusa Corporation
October 22, 2012

        Based on the foregoing, we are of the opinion that, upon the Future Authorization and Issuance of the Primary Shares, such Primary Shares will be validly issued, fully paid and non-assessable, and that the Selling Stockholder Shares have been duly authorized and are (or, in the case of Selling Stockholder Shares to be issued upon exercise or vesting of outstanding securities, upon issuance in accordance with the terms of such securities, will be) validly issued, fully paid and non-assessable.

        This opinion letter and the opinion it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May 1998).

        We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/S/ GOODWIN PROCTER LLP
GOODWIN PROCTER LLP

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  Exhibit 5.1